UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 12, 2016

DS HEALTHCARE GROUP, INC.

(Exact name of registrant as specified in its charter)

______________

Florida	001-35763	20-8380461
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1601 Green Road, Pompano Beach, Florida 33064

(Address of Principal Executive Office) (Zip Code)

(888) 404-7770

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

———————

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 12, 2016 the Board of Directors of DS Healthcare Group, Inc. (the “Company”) appointed John Power as Chief Financial Officer (CFO) and Chief Administrative Officer (CAO) of the Company. He will start immediately. John will report to the Board.

Power will have supervision of all Financial and Administrative aspects of the Company including capital management, banking relationship, regulatory relationships, professional service provider relationships, MIS, Compliance, and Labor Relations.

John Power is a proven senior executive in finance and internal controls. For the company to execute its vision, John is expected to play the leadership role in the company's financial and capital strategies. Power as CAO will bring disciplined internal control, sound corporate governance and good working practices to the company, which is one of the key focus areas of the Board. John's maturity and his depth of experience in having worked in various global companies as well as start-up companies will significantly benefit the company's leadership team.

John's financial industry experience includes; Bank Julius Baer (Controller and Chief-of-Staff – U.S. Private Banking; Manager of Financial Analysis and Management Information Accounting); E*Trade Financial (Director of Finance; Chief Financial Officer – Corporate Services Division); Mellon Financial (Managing Director, Employee Stock Plan Services –Mellon Investor Services; President – Mellon Securities; Chief Administrative Officer). John has founded and participated as a C-level executive in several entrepreneurial situations such as a Venture Capital, Retail Brokerage, Investment Banking and Healthcare Delivery.

John Power has a B.S. In Finance from Manhattan College, an M.B.A. From Dowling College. and is an Assistant Professor in the MBA program at Mercy College.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DS HEALTHCARE GROUP, INC.

Date: September 12, 2016	By:	/s/ Daniel Khesin
Daniel Khesin
President